WEBBER WENTZEL BOWENS
                        Attorneys Notaries & Conveyancers
                                Trade Mark Agents
                           60 Main Street Johannesburg
                        P.O. Box 61771 Marshalltown 2107
                                  South Africa
                              Phone (011) 240 6000

                                  [Letterhead]


                                 August 13, 1997

First South Africa Corp. Ltd.
Clarendon House
Church Street
Hamilton HM II
Bermuda

                        Re:         Our Reference
                                    Mr. J.M. Bellew
                                    M587057 - F93

Dear Sirs:

First South Africa Corp., Ltd. - Registration Statement on Form S-1

We hereby consent to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of to the above Registration Statement on form S-1 of First South Africa Corp., Ltd. (the "Company") with respect to the registration of certain debentures and shares of Common Stock underlying such debentures, certain Placement Warrants and Purchase Options of the Company.

Yours faithfully
/s/ J. Bellew
WEBBER WENTZEL BOWENS